EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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North Arkansas Bancshares, Inc.

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

                                                       State or Other                       Percentage
Subsidiaries (1)                                Jurisdiction of Incorporation                Ownership
----------------                                -----------------------------                ---------


Newport Federal Savings Bank                            United States                            100%

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(1)      The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.